Exhibit 99.1

Willdan Group Reports

Second Quarter Results

ANAHEIM, Calif. –August 6, 2026 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN) today announced its financial results for the second quarter ended July 3, 2026.

Second Quarter 2026 Highlightsa

●	Contract revenue of $231.0 million, up 33.2%.
●	Net revenue[b] of $117.2 million, up 23.5%.
●	Net income of $24.3 million, up 57.7%.
●	Adjusted EBITDA[b] of $33.0 million, up 50.6%.
●	GAAP Diluted EPS of $1.58, up 53.4%.
●	Adjusted Diluted EPS[b] of $2.07, up 38.0%.

The first half of fiscal 2026 had one fewer week than the first half of fiscal 2025, thus normalized results are also presented.

Six Months Year to Date 2026 Highlightsa

●	Contract revenue of $386.1 million, up 18.5% (up 23.1% normalized).
●	Net revenue[b] of $209.7 million, up 16.3% (up 20.8% normalized).
●	Net income of $32.9 million, up 63.4% (up 69.7% normalized).
●	Adjusted EBITDA[b] of $51.1 million, up 40.6% (up 46.0% normalized).
●	GAAP Diluted EPS of $2.13, up 56.6%.
●	Adjusted Diluted EPS[b] of $2.98, up 39.3%.

Executive Management Comments

“We delivered strong performance in the second quarter of 2026,” said Mike Bieber, Willdan's President and Chief Executive Officer. "Net revenue grew 23% year over year, including 18% organic growth, reflecting strong demand for our energy solutions. Margin expansion was driven by favorable business mix, operating leverage, and growth in our commercial business. We see compelling long-term opportunities from customers investing to meet growing electricity demand while improving grid reliability, resiliency, and affordability. Reflecting our strong performance and confidence in the opportunities ahead, we are raising our FY2026 financial targets.”

Fiscal Year 2026 Financial Targets

●	Net Revenue[b] between $415 million and $430 million.
●	Adjusted EBITDA[b] between $103 million and $107 million.
●	Adjusted Diluted EPS[b] between $5.00 per share and $5.15 per share.

Assumes 15.9 million diluted shares, 0% effective tax rate, and no future acquisitions.

Long-Term Financial Goals

●	Revenue and Net Revenue 15%-20% annual growth including acquisitions.
●	Annual Adjusted EBITDA to Net Revenue margin in the high 20s%.

a. As compared to the same period of fiscal year 2025.
Normalized to reflect the 26-week first quarter of fiscal 2026 versus the 27-week first quarter of fiscal 2025.
b. See “Use of Non-GAAP Financial Measures” below.

Second Quarter 2026 Conference Call

Willdan will be hosting a conference call to discuss its second quarter financial results today, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 877-407-2988 (or 201-389-0923). The conference call will be webcast simultaneously on Willdan’s website at https://edge.media-server.com/mmc/p/qyujt8ei/.

A replay of the conference call will be available through Willdan’s website at https://ir.willdangroup.com/events-presentations.

About Willdan Group, Inc.

Willdan Group, Inc. is a technical services company focused on energy and infrastructure solutions. The Company’s solutions include energy planning and analytics, consulting, software, public finance, engineering, and program implementation. Willdan serves utilities, state and local governments, and commercial customers in the United States and Canada. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with U.S. generally accepted accounting principles (“GAAP”) minus subcontractor services and other direct costs, is a non-GAAP financial measure. Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with GAAP and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for fiscal year 2026 as reported in accordance with GAAP to targeted Net Revenues for fiscal year 2026, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 45.7% and 44.7% of contract revenue for the six months ended July 3, 2026 and July 4, 2025, respectively, and 46.5% of contract revenue for the fiscal year 2025.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, transaction costs, and gain on sale of equipment, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release. A reconciliation of targeted net income for fiscal year 2026 as reported in accordance with GAAP to Adjusted EBITDA for fiscal year 2026, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment that are subtracted from net income in order to derive Adjusted EBITDA.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, and transaction costs, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, and transaction costs, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses.

Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release. Reconciliations of targeted net income as reported in accordance with GAAP to targeted Adjusted Net Income for fiscal year 2026, which is a forward-looking non-GAAP financial measure, and targeted diluted EPS as reported in accordance with GAAP to targeted Adjusted Diluted EPS for fiscal year 2026, which is a forward-looking non-GAAP financial measure, are not provided because Willdan is unable to provide such reconciliations without unreasonable effort. The inability to provide such reconciliations is due to the uncertainty and inherent difficulty of predicting the stock-based compensation, intangible amortization, and interest accretion, each net of tax, that are subtracted from net income and diluted EPS in order to derive Adjusted Net Income and Adjusted Diluted EPS, respectively.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, assumptions, aims, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding electricity demand, the expected benefits of the acquisition of Burton Energy Group, LLC., and financial targets for fiscal year 2026 and long term financial goals. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes; Willdan’s ability to realize the full amount of our backlog; Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements; Willdan’s ability to manage supply chain constraints, labor shortages, elevated interest rates, and elevated inflation; Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures; Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy; and Willdan’s ability to attract and retain managerial, technical, and administrative talent.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended January 2, 2026, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	July 3,	January 2,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$34,870	$65,919
Restricted cash	4,349	—
Accounts receivable, net of allowance for doubtful accounts of $266 and $340 at July 3, 2026 and January 2, 2026, respectively	84,250	64,604
Contract assets	134,433	107,296
Other receivables	1,668	6,330
Prepaid expenses and other current assets	10,296	7,528
Total current assets	269,866	251,677
Equipment and leasehold improvements, net	29,595	31,491
Goodwill	212,169	179,530
Right-of-use assets	18,173	16,600
Other intangible assets, net	68,933	35,521
Other assets	1,891	2,762
Deferred income taxes, net	34,248	26,630
Total assets	$634,875	$544,211
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$62,916	$45,628
Accrued liabilities	79,156	82,434
Contingent consideration payable	15,792	3,732
Contract liabilities	30,271	21,565
Notes payable	2,500	2,500
Finance lease obligations	1,102	1,225
Lease liability	4,927	4,670
Total current liabilities	196,664	161,754
Contingent consideration payable, less current portion	7,015	16,651
Notes payable, less current portion	64,745	45,962
Finance lease obligations, less current portion	935	1,162
Lease liability, less current portion	14,982	13,762
Other noncurrent liabilities	69	69
Total liabilities	284,410	239,360

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 15,197 and 14,762 shares issued and outstanding at July 3, 2026 and January 2, 2026, respectively	152	148
Additional paid-in capital	227,805	215,269
Accumulated other comprehensive income (loss)	(71)	(270)
Retained earnings	122,579	89,704
Total stockholders’ equity	350,465	304,851
Total liabilities and stockholders’ equity	$634,875	$544,211

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2026	2025	2026	2025
Contract revenue	$231,028	$173,473	$386,142	$325,859

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	29,788	26,643	59,064	54,320
Subcontractor services and other direct costs	113,786	78,505	176,468	145,553
Total direct costs of contract revenue	143,574	105,148	235,532	199,873

Gross profit	87,454	68,325	150,610	125,986

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	40,467	32,576	73,468	63,684
Facilities and facility related	2,535	2,369	4,893	4,993
Stock-based compensation	4,811	3,182	8,503	5,608
Depreciation and amortization	6,971	5,504	12,417	9,944
Other	12,936	12,878	24,303	22,905
Total general and administrative expenses	67,720	56,509	123,584	107,134

Income (Loss) from operations	19,734	11,816	27,026	18,852

Other income (expense):
Interest expense, net	(1,086)	(2,186)	(1,921)	(3,988)
Other, net	439	551	1,234	510
Total other expense, net	(647)	(1,635)	(687)	(3,478)

Income (Loss) before income taxes	19,087	10,181	26,339	15,374
Income tax (benefit) expense	(5,258)	(5,255)	(6,536)	(4,749)
Net income (loss)	24,345	15,436	32,875	20,123

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	80	188	199	3
Comprehensive income (loss)	$24,425	$15,624	$33,074	$20,126

Earnings (Loss) per share:
Basic	$1.62	$1.07	$2.21	$1.41
Diluted	$1.58	$1.03	$2.13	$1.36

Weighted-average shares outstanding:
Basic	15,043	14,444	14,891	14,298
Diluted	15,423	14,917	15,404	14,778

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	July 3,	July 4,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$32,875	$20,123
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,417	9,944
Other non-cash items	(218)	657
Deferred income taxes, net	(7,618)	(4,332)
(Gain) loss on sale/disposal of equipment	(43)	(23)
Provision for doubtful accounts	25	279
Stock-based compensation	8,503	5,608
Accretion and fair value adjustments of contingent consideration	1,828	1,254
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(12,143)	16,898
Contract assets	(27,117)	(18,062)
Other receivables	4,651	(2,346)
Prepaid expenses and other current assets	3,265	(1,376)
Other assets	895	(888)
Accounts payable	7,150	4,569
Accrued liabilities	(6,628)	(1,662)
Contract liabilities	1,862	(2,364)
Right-of-use assets	(189)	445
Net cash (used in) provided by operating activities	19,515	28,724
Cash flows from investing activities:
Purchase of equipment, software, and leasehold improvements	(3,671)	(4,517)
Proceeds from sale of equipment	51	28
Cash paid for acquisitions, net of cash acquired	(50,467)	(35,140)
Net cash (used in) provided by investing activities	(54,087)	(39,629)
Cash flows from financing activities:
Payments on contingent consideration	(8,807)	—
Receipt of restricted cash	7,242	—
Payment on restricted cash	(2,893)	—
Payments on notes payable	—	(137)
Payments on debt issuance costs	—	(332)
Payments made to retire prior credit agreement	—	(90,000)
Borrowing to fund new credit agreement	—	88,414
Borrowing under revolving credit facility	30,000	—
Payments under revolving credit facility	(10,000)	—
Principal payments on outstanding debt	(1,250)	(28,414)
Principal payments on finance leases	(885)	(737)
Proceeds from stock option exercise	1,593	1,909
Proceeds from sales of common stock under employee stock purchase plan	1,921	1,485
Cash used to pay taxes on stock grants	(9,049)	(3,093)
Net cash (used in) provided by financing activities	7,872	(30,905)
Net increase (decrease) in cash, cash equivalents and restricted cash	(26,700)	(41,810)
Cash, cash equivalents and restricted cash at beginning of period	65,919	74,158
Cash, cash equivalents and restricted cash at end of period	$39,219	$32,348
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$2,032	$3,915
Income taxes	1,265	2,471
Supplemental disclosures of noncash investing and financing activities:
Issuance of common stock related to business acquisitions	$9,572	$5,557
Contingent consideration related to business acquisitions	9,394	12,040
Other working capital adjustment	1,336	—
Equipment acquired under finance leases	535	855

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2026	2025	2026	2025
Consolidated
Contract revenue	$231,028	$173,473	$386,142	$325,859
Subcontractor services and other direct costs	113,786	78,505	176,468	145,553
Net Revenue	$117,242	$94,968	$209,674	$180,306

Energy segment
Contract revenue	$202,589	$146,749	$330,557	$272,997
Subcontractor services and other direct costs	111,411	76,794	172,399	142,874
Net Revenue	$91,178	$69,955	$158,158	$130,123

Engineering and Consulting segment
Contract revenue	$28,439	$26,724	$55,585	$52,862
Subcontractor services and other direct costs	2,375	1,711	4,069	2,679
Net Revenue	$26,064	$25,013	$51,516	$50,183

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2026	2025	2026	2025
Net income (loss)	$24,345	$15,436	$32,875	$20,123
Interest expense	1,086	2,186	1,921	3,988
Income tax expense (benefit)	(5,258)	(5,255)	(6,536)	(4,749)
Stock-based compensation	4,811	3,182	8,503	5,608
Interest accretion (1)	925	875	1,828	1,254
Depreciation and amortization	6,971	5,504	12,417	9,944
Transaction costs (2)	156	—	156	219
(Gain) Loss on sale of equipment	(21)	(6)	(43)	(23)
Adjusted EBITDA	$33,015	$21,922	$51,121	$36,364

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2026	2025	2026	2025
Net income (loss)	$24,345	$15,436	$32,875	$20,123
Adjustment for stock-based compensation	4,811	3,182	8,503	5,608
Tax effect of stock-based compensation	(1,084)	(528)	(1,916)	(930)
Adjustment for intangible amortization	3,909	3,419	6,327	5,899
Tax effect of intangible amortization	(881)	(568)	(1,425)	(979)
Adjustment for interest accretion (1)	925	875	1,828	1,254
Tax effect of interest accretion (1)	(208)	(145)	(412)	(208)
Adjustment for refinancing costs	—	789	—	789
Tax effect of refinancing costs	—	(131)	—	(131)
Adjustment for transaction costs (2)	156	—	156	219
Tax effect of transaction costs (2)	(35)	—	(35)	(36)
Adjusted Net Income (Loss)	$31,938	$22,329	$45,901	$31,608

Diluted weighted-average shares outstanding	15,423	14,917	15,404	14,778

Diluted earnings (loss) per share	$1.58	$1.03	$2.13	$1.36
Impact of adjustment:
Stock-based compensation per share	0.31	0.21	0.55	0.38
Tax effect of stock-based compensation per share	(0.07)	(0.03)	(0.12)	(0.06)
Intangible amortization per share	0.25	0.23	0.41	0.40
Tax effect of intangible amortization per share	(0.06)	(0.03)	(0.09)	(0.06)
Interest accretion per share (1)	0.06	0.06	0.12	0.08
Tax effect of interest accretion per share (1)	(0.01)	(0.01)	(0.03)	(0.01)
Refinancing costs per share	—	0.05	—	0.05
Tax effect of refinancing cost per share	—	(0.01)	—	(0.01)
Transaction costs per share (2)	0.01	—	0.01	0.01
Tax effect of transaction costs per share (2)	—	—	—	—
Adjusted Diluted EPS	$2.07	$1.50	$2.98	$2.14

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

Contact:

Willdan Group, Inc.

Al Kaschalk

Vice President

Tel: 310-922-5643

akaschalk@willdan.com